Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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:
In re:	:	Chapter 11
:
SAVIENT PHARMACEUTICALS, INC.,	:	Case No. 13-12680 (MFW)
et al.,	:
:
Debtors.[1]	:	Jointly Administered
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- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x	Related Docket No. 17, 46, 103, 104, 110

ORDER PURSUANT TO BANKRUPTCY CODE SECTIONS 105(A), 363, 365, 503 AND

BANKRUPTCY RULES 2002, 6004, 6006 (I) APPROVING THE SALE OF THE

DEBTORS’ ASSETS FREE AND CLEAR OF ALL LIENS, CLAIMS,

ENCUMBRANCES AND INTERESTS; (II) AUTHORIZING THE ASSUMPTION

AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND

UNEXPIRED LEASES; AND (III) GRANTING CERTAIN RELATED RELIEF

Upon the motion (the “Motion”)2 of the Debtors for, among other things, entry of an order, pursuant to sections 105(a), 363, 365 and 503 of title 11 of the United States Code (the “Bankruptcy Code”) and Rules 2002, 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), (i) approving the sale of substantially all of the Debtors’ assets (the “Sale Transaction”) free and clear of all liens, claims, encumbrances and interests (the “Encumbrances”), except to the extent set forth in the Acquisition Agreement (attached hereto as Exhibit 1, and as may be amended, supplemented or restated, the “Acquisition Agreement”), (ii) authorizing the assumption and assignment of certain executory contracts and unexpired leases as described in the Acquisition Agreement (the “Assigned Contracts”), and (iii) granting certain related relief; and upon the Declaration of John P. Hamill (the “Hamill Declaration”)

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Savient Pharmaceuticals, Inc. (3811), Savient Pharma Holdings, Inc. (0701). The address of the Debtors’ corporate headquarters is 400 Crossing Boulevard, 3rd Floor, Bridgewater, New Jersey 08807.
[2]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Motion or the First Day Declaration.

[Docket No. 243]; and upon the Declaration of Sven Pfeiffer (the “Pfeiffer Declaration”) [Docket No. 244]; and upon the Declaration of Edward Donovan (the “Donovan Declaration”) [Docket No. 245]; and the Court having held a hearing on December 13, 2013 (the “Sale Hearing”) to approve the Sale Transaction; and the Court having reviewed and considered (a) the Motion, (b) the objections to the Motion, if any, and (c) the arguments of counsel made, and the evidence proffered or adduced at the hearing on November 4, 2013 and at the Sale Hearing; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and upon the record of the Sale Hearing and the Chapter 11 Cases; and after due deliberation thereon; and good cause appearing therefore, it is hereby,

FOUND AND DETERMINED THAT:3

A. Jurisdiction and Venue. This Court has jurisdiction over the Motion pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding under 28 U.S.C. § 157(b). Venue of these cases and the Motion in this District is proper under 28 U.S.C. §§ 1408 and 1409.

B. Statutory Predicates. The statutory predicates for the relief sought in the Motion are sections 105(a), 363, 365 and 503 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, 6006 and 9014 and the applicable Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”).

C. Petition Date. On October 14, 2013 (the “Petition Date”), the Debtors each commenced a case by filing a petition for relief under chapter 11 of the Bankruptcy Code.

D. Entry of Bidding Procedures Order. On November 4, 2013, this Court entered an order (the “Bidding Procedures Order”) [Docket No. 110] (i) approving the proposed auction

[3]	Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact to the fullest extent of the law. See Fed. R. Bankr. P. 7052 and 9014.

and bidding procedures (the “Bidding Procedures”) for the sale of substantially all of the Debtors’ assets (the “Acquired Assets”)4; (ii) approving the Bid Protections; (iii) establishing the Assumption and Assignment Procedures, including notice of proposed cure amounts (the “Cure Amounts”); (iv) approving form and manner of notice of all procedures, protections, schedules and agreements; and (v) scheduling the Sale Hearing.

E. Compliance with Bidding Procedures Order. As demonstrated by (i) the Pfeiffer Declaration and Hamill Declaration, (ii) the testimony and other evidence proffered or adduced at the hearing on the Bidding Procedures and at the Sale Hearing, and (iii) the representations of counsel made on the record at the Sale Hearing, the Debtors have marketed the Acquired Assets and conducted the sale process in compliance with the Bidding Procedures Order, and the Auction was duly noticed and conducted in a non-collusive, fair and good faith manner. The Debtors and their professionals conducted the sale process in compliance with the Bidding Procedures Order, and have afforded potential purchasers a full and fair opportunity to make higher and better offers. Crealta Pharmaceuticals LLC, a Delaware limited liability company (the “Purchaser”) acted in compliance with the terms of the Bidding Procedures. In accordance with the Bidding Procedures, the Debtors determined that the bid submitted by the Purchaser and memorialized by the Acquisition Agreement is the Successful Bid (as defined in the Bidding Procedures). The Acquisition Agreement constitutes the highest and best offer for the Acquired Assets, and will provide a greater recovery for the Debtors’ estates than would be provided by any other available alternative. The Debtors’ determination that the Acquisition Agreement constitutes the highest and best offer for the Acquired Assets constitutes a valid and sound exercise of the Debtors’ business judgment.

[4]	The Acquired Assets consist of substantially all of the Debtors’ assets and shall have the meaning ascribed in Section 1.1 of the Acquisition Agreement. Acquired Assets do not include the Excluded Assets as referenced in section 1.2 of the Acquisition Agreement or any assets of the Debtors not subject to the Acquisition Agreement.

F. Notice. As evidenced by the affidavits of service and publication previously filed with the Court, and based on the representations of counsel at the Sale Hearing, (i) proper, timely, adequate and sufficient notice of the Motion, the Auction, the Sale Hearing, the Sale Transaction, the Assumption and Assignment Procedures (including the objection deadline with respect to any Cure Amount) and the assumption and assignment of the Assigned Contracts and the Cure Amounts has been provided in accordance with sections 102(l), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006 and 9007 and the Local Bankruptcy Rules and in compliance with the Bidding Procedures Order, (ii) such notice was good and sufficient, and appropriate under the particular circumstances, and (iii) no other or further notice of the Motion, the Sale Hearing, the Sale Transaction, or the assumption and assignment of the Assigned Contracts or the Cure Amounts is or shall be required. With respect to entities whose identities are not reasonably ascertained by the Debtors, publication of the Sale Notice (as defined in the Motion) in The Wall Street Journal on November 7, 2013, was sufficient and reasonably calculated under the circumstances to reach such entities.

G. Corporate Authority. Each Debtor (i) has full corporate power and authority to execute the Acquisition Agreement and all other documents contemplated thereby, and the Sale Transaction has been duly and validly authorized by all necessary corporate action of each of the Debtors, (ii) has all of the corporate power and authority necessary to consummate the transactions contemplated by the Acquisition Agreement, (iii) has taken all corporate action and formalities necessary to authorize and approve the Acquisition Agreement and the consummation by the Debtors of the transactions contemplated thereby, including as required by their respective organizational documents and (iv) no government, regulatory or other consents or approvals, other than those expressly provided for in the Acquisition Agreement, are required for the Debtors to enter into the Acquisition Agreement and consummate the Sale Transaction.

H. Opportunity to Object. A fair and reasonable opportunity to object and to be heard with respect to the Motion and the relief requested therein, has been given to all interested persons and entities, including the following: (i) all counterparties to the Assigned Contracts, (ii) all parties listed on the Master Services List, and (iii) all applicable federal, state and local taxing and regulatory authorities.

I. Sale in Best Interest. Consummation of the sale of the Acquired Assets to the Purchaser at this time is in the best interests of the Debtors, their creditors, their estates and other parties in interest.

J. Business Justification. Sound business reasons exist for the Sale Transaction. Entry into the Acquisition Agreement, and the consummation of the transactions contemplated thereby, including the Sale Transaction and the assumption and assignment of the Assigned Contracts, constitutes each Debtor’s exercise of sound business judgment and such acts are in the best interests of each Debtor, its estate, and all parties in interest. The Court finds that each Debtor has articulated good and sufficient business reasons justifying the Sale Transaction. Such business reasons include, but are not limited to, the following: (i) the Acquisition Agreement constitutes the highest and best offer for the Acquired Assets; (ii) the Acquisition Agreement and the closing thereon will present the best opportunity to realize the value of the Acquired Assets on a going concern basis and avoid decline and devaluation of the Acquired Assets; (iii) unless the Sale Transaction and all of the other transactions contemplated by the Acquisition Agreement are concluded expeditiously, as provided for in the Motion and pursuant to the Acquisition

Agreement, recoveries to creditors may be diminished; and (iv) any plan would not likely have yielded as favorable an economic result.

K. The Debtors and their professionals actively marketed the Acquired Assets to potential purchasers, both before and during their chapter 11 cases, as set forth in the Motion and in accordance with the Bidding Procedures Order. The bidding and auction process set forth in the Bidding Procedures Order and the Bidding Procedures afforded a full and fair opportunity for any entity to make a higher or otherwise better offer to purchase the Acquired Assets. Based upon the record of these proceedings, all creditors and other parties in interest and all prospective purchasers have been afforded a reasonable and fair opportunity to bid for the Acquired Assets.

L. No other person or entity or group of persons or entities has offered to purchase the Acquired Assets for an amount that would give equal or greater economic value to the Debtors than the value being provided by the Purchaser pursuant to the Acquisition Agreement. Among other things, the Sale Transaction is the best alternative available to the Debtors to maximize the return to their creditors. The terms and conditions of the Acquisition Agreement, including the consideration to be realized by the Debtors, are fair and reasonable. Approval of the Motion, the Acquisition Agreement, and the transactions contemplated thereby, including the Sale Transaction and the assumption and assignment of the Assigned Contracts, is in the best interests of the Debtors, their estates and creditors, and all other parties in interest.

M. Arms-Length Sale. The Acquisition Agreement was negotiated, proposed and entered into by the Debtors and the Purchaser without collusion, in good faith, and from arm’s-length bargaining positions. Neither the Debtors nor the Purchaser has engaged in any conduct that would cause or permit the Acquisition Agreement to be avoided under 11 U.S.C. § 363(n). Specifically, the Purchaser has not acted in a collusive manner with any person and the purchase price was not controlled by any agreement among bidders. The Purchaser is not an “insider” of the Debtors as defined in Bankruptcy Code section 101(31).

N. Good Faith Purchaser. The Purchaser is a good faith purchaser for value and, as such, is entitled to all of the protections afforded under 11 U.S.C. § 363(m) and any other applicable or similar bankruptcy and non-bankruptcy law. Specifically: (i) the Purchaser recognized that the Debtors were free to deal with any other party interested in purchasing the Acquired Assets; (ii) the Purchaser complied in all respects with the provisions in the Bidding Procedures Order; (iii) the Purchaser agreed to subject its bid to the competitive bid procedures set forth in the Bidding Procedures Order; (iv) all payments to be made by the Purchaser in connection with the Sale Transaction have been disclosed; (v) no common identity of directors, officers or controlling stockholders exists among the Purchaser and the Debtors; (vi) the negotiation and execution of the Acquisition Agreement was at arm’s-length and in good faith, and at all times each of the Purchaser and the Debtors were represented by competent counsel of their choosing; (vii) the Purchaser did not in any way induce or cause the chapter 11 filing of the Debtors; and (viii) the Purchaser has not acted in a collusive manner with any person. The Purchaser will be acting in good faith within the meaning of 11 U.S.C. § 363(m) in closing the transactions contemplated by the Acquisition Agreement.

O. Free and Clear. The Debtors may sell the Acquired Assets free and clear of all obligations, Excluded Liabilities, claims (within the meaning of section 101(5) of the Bankruptcy Code), cause of action, chose in action, charge, right of set off, recoupment, rebate, chargeback, credit or return, Encumbrances (as defined in the Acquisition Agreement) and similar restrictions (other than Permitted Encumbrances and the Assumed Liabilities) (collectively, the “Encumbrances”) because, with respect to each creditor asserting a lien, claim, encumbrance, or interest, one or more of the standards set forth in Bankruptcy Code § 363(f)(1)-(5) has been satisfied. Those holders of Encumbrances who did not object or withdrew objections to the Sale Transaction are deemed to have consented to the Sale Transaction pursuant to section 363(f)(2) of the Bankruptcy Code. Those holders of Encumbrances who did object fall within one or more of the other subsections of section 363(f) of the Bankruptcy Code.

P. The Purchaser would not have entered into the Acquisition Agreement and would not consummate the transactions contemplated hereby, including the Sale Transaction and the assumption and assignment of the Assigned Contracts, (i) if the transfer of the Acquired Assets were not free and clear of all Encumbrances of any kind or nature whatsoever, including rights or claims based on any successor or transferee liability, or (ii) if the Purchaser would, or in the future could, be liable for any Encumbrances, including rights or claims based on any successor or transferee liability. The Purchaser will not consummate the transactions contemplated by the Acquisition Agreement, including the Sale Transaction and the assumption and assignment of the Assigned Contracts, unless this Court expressly orders that none of the Purchaser, its affiliates, its present or contemplated members or shareholders, or the Acquired Assets will have any liability whatsoever with respect to, or be required to satisfy in any manner, whether at law or equity, or by payment, setoff, or otherwise, directly or indirectly, any Encumbrances, including rights or claims based on any successor or transferee liability.

Q. Not transferring the Acquired Assets free and clear of all Encumbrances of any kind or nature whatsoever, including rights or claims based on any successor or transferee liability, would adversely impact the Debtors’ efforts to maximize the value of their estates, and the transfer of the Acquired Assets other than pursuant to a transfer that is free and clear of all liens, claims, encumbrances, and other interests of any kind or nature whatsoever would be of substantially less benefit to the Debtors’ estates.

R. Assumption of Executory Contracts and Unexpired Leases. The (i) transfer of the Acquired Assets to the Purchaser and (ii) assignment to the Purchaser of the Assigned Contracts, will not subject the Purchaser to any liability (including based on the Debtors’ experience ratings) whatsoever prior to the Closing Date (as defined below) or by reason of such transfer under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, on any theory of law or equity, including any theory of equitable law, including any theory of antitrust, successor or transferee liability. The Debtors have demonstrated that it is an exercise of their sound business judgment to assume and assign the Assigned Contracts to the Purchaser in connection with the consummation of the Sale Transaction, and the assumption and assignment of the Assigned Contracts is the best interests of the Debtors, their estates, and their creditors. The Assigned Contracts being assigned to the Purchaser are an integral part of the Acquired Assets being purchased by the Purchaser and, accordingly, such assumption and assignment of Assigned Contracts is reasonable, enhances the value of the Debtors’ estates, and does not constitute unfair discrimination.

S. Cure/Adequate Assurance. The Purchaser has (i) cured, or has provided adequate assurance of cure, of any default existing prior to the date hereof under any of the Assigned Contracts, within the meaning of 11 U.S.C. § 365(b)(1)(A) and 365(f)(2)(A), and (ii) provided compensation or adequate assurance of compensation to any party for any actual pecuniary loss to such party resulting from a default prior to the date hereof under any of the Assigned Contracts within the meaning of 11 U.S.C. § 365(b)(1)(B). The Purchaser has provided adequate assurance of future performance of and under the Assigned Contracts within the meaning of 11 U.S.C. § 365(b)(1)(C) and 365(f)(2)(B).

T. Prompt Consummation. The sale of the Acquired Assets must be approved and consummated promptly in order to preserve the value of the Acquired Assets. Therefore, time is of the essence in consummating the Sale Transaction, and the Debtors and the Purchaser intend to close the Sale Transaction as soon as reasonably practicable. The Debtors have demonstrated compelling circumstances and a good, sufficient, and sound business purpose and justification for the immediate approval and consummation of the transaction contemplated by the Acquisition Agreement. Accordingly, there is cause to lift the stay contemplated by Bankruptcy Rules 6004 and 6006 with regards to the transactions contemplated by this Sale Order.

U. No Fraudulent Transfer. The Acquisition Agreement was not entered into for the purpose of hindering, delaying or defrauding creditors under the Bankruptcy Code and under the laws of the United States, any state, territory, possession or the District of Columbia. The Purchaser is not a mere continuation, and is not holding itself out as a mere continuation, of any of the Debtors or their respective estates and there is no continuity between the Purchaser and the Debtors. The Sale Transaction does not amount to a consolidation, merger or de facto merger of the Purchaser and any of the Debtors.

V. The consideration provided by the Purchaser for the Acquired Assets pursuant to the Acquisition Agreement (i) is fair and reasonable, (ii) is the highest and best offer for the Acquired Assets, (iii) will provide a greater recovery for the Debtors’ creditors than would be provided by any other practical available alternative, and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession or the District of Columbia (including the Uniform Fraudulent Conveyance Act and the Uniform Fraudulent Transfer Act).

W. Purchaser Not an Insider and No Successor Liability. Immediately prior to the Closing Date, the Purchaser was not an “insider” or “affiliate” of the Debtors, as those terms are defined in the Bankruptcy Code, and no common identity of incorporators, directors or stockholders existed between the Purchaser and the Debtors. The transfer of the Acquired Assets and the assumption of the Assumed Liabilities (including any individual elements of the Sale Transaction) to the Purchaser, except as otherwise set forth in the Acquisition Agreement, does not, and will not, subject the Purchaser to any liability whatsoever, with respect to the operation of the Debtors’ businesses (or based on the experience rating of the Debtors) prior to the closing of the Sale Transaction or by reason of such transfer under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, in any theory of law or equity including any laws affecting antitrust, successor, transferee or vicarious liability. Pursuant to the Acquisition Agreement, the Purchaser is not purchasing all of the Debtors’ assets in that the Purchaser is not purchasing any of the Excluded Assets or assuming the Excluded Liabilities, and the Purchaser is not holding itself out to the public as a continuation of the Debtors. The Sale Transaction does not amount to a consolidation, merger or de facto merger of the Purchaser and the Debtors and/or the Debtors’ estates. There is not substantial continuity between the Purchaser and the Debtors, and there is no continuity of enterprise between the Debtors and the Purchaser. The Purchaser is not a mere continuation of the Debtors or the Debtors’ estates, and the Purchaser does not constitute a successor to the Debtors or the Debtors’ estates.

X. Legal, Valid Transfer. The transfer of the Acquired Assets to the Purchaser will be a legal, valid, and effective transfer of the Acquired Assets, and will vest the Purchaser with all right, title, and interest of the Debtors to the Acquired Assets free and clear of all Encumbrances, as set forth in the Acquisition Agreement. The Acquired Assets constitute property of the Debtors’ estates and good title is vested in the Debtors’ estate within the meaning of section 541(a) of the Bankruptcy Code. The Debtors are the sole and rightful owners of the Acquired Assets, and no other person has any ownership right, title, or interests therein.

Y. Acquisition Agreement Not Modified. The terms of the Acquisition Agreement, including any amendments, supplements, and modifications thereto, are fair and reasonable in all respects and the terms of the Order shall not modify the terms of the Acquisition Agreement.

Z. Not a Sub Rosa Plan. The Sale Transaction does not constitute a sub rosa chapter 11 plan for which approval has been sought without the protections that a disclosure statement would afford. The Sale Transaction neither impermissibly restructures the rights of the Debtors’ creditors, nor impermissibly dictates a liquidating plan of reorganization for the Debtors.

AA. Legal and Factual Bases. The legal and factual bases set forth in the Motion and at the Sale Hearing establish just cause for the relief granted herein.

IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT:

General Provisions

1. The Motion and the relief requested therein is GRANTED and APPROVED as set forth herein.

2. Objections that have not been withdrawn, waived, or settled, or not otherwise resolved pursuant to the terms hereof, if any, hereby are denied and overruled on the merits with prejudice.

Approval of the Sale of the Acquired Assets

3. The Acquisition Agreement, including any amendments, supplements and modifications thereto, and all of the terms and conditions therein, is hereby approved.

4. Pursuant to 11 U.S.C. § 363(b), the sale of the Acquired Assets to the Purchaser free and clear of all Encumbrances, and the transactions contemplated by the Acquisition Agreement are approved in all respects.

Sale and Transfer of Acquired Assets

5. Pursuant to 11 U.S. C. § 363(b), the Debtors are hereby authorized and directed to sell the Acquired Assets to the Purchaser and consummate the Sale Transaction in accordance with, and subject to the terms and conditions of, the Acquisition Agreement, and to transfer and assign all right, title and interest (including common law rights) to all property, licenses and rights to be conveyed in accordance with and subject to the terms and conditions of the Acquisition Agreement, and are further authorized and directed to execute and deliver, and are empowered to perform under, consummate and implement, the Acquisition Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Acquisition Agreement, including the related documents, exhibits and schedules, and to take all further actions as may be reasonably requested by the Purchaser for the purposes of assigning, transferring, granting, conveying and conferring to the Purchaser or reducing to possession, the Acquired Assets, or as may be necessary or appropriate to the performance of the Debtors’ obligations as contemplated by the Acquisition Agreement.

6. Pursuant to 11 U.S.C. § 363 (b) and 363(f), the Acquired Assets shall be transferred to the Purchaser upon consummation of the Acquisition Agreement (the “Closing Date”) free and clear of all Encumbrances of any kind or nature whatsoever, including rights or claims (for purposes of this Order, the term “claim” shall have the meaning ascribed to such term in Bankruptcy Code section 101(5)) based on any successor or transferee liability, including all claims and/or interests arising in any way in connection with any agreements, acts, or failures to act, of any of the Debtors or any of the Debtors’ predecessors or affiliates, whether known or unknown, contingent or otherwise, whether arising before or subsequent to the commencement of these Chapter 11 Cases, and whether imposed by agreement, understanding, law, equity or otherwise, including claims otherwise arising under federal or state laws or doctrines of successor or transferee liability.

7. Following the Closing, the Debtors or the Purchaser are authorized and directed to execute and file a certified copy of this Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all Encumbrances in the Acquired Assets of any kind or nature whatsoever. On the Closing Date, this Order will be construed, and constitute for any and all purposes, a full and complete general assignment, conveyance and transfer of the Acquired Assets or a bill of sale transferring good and marketable title in such Acquired Assets to the Purchaser. On the Closing Date, this Order also shall be construed, and constitute for any and all purposes, a complete and general assignment of all right, title and interest of the Debtors and each bankruptcy estate to the Purchaser in the Assigned Contracts. Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Acquisition Agreement.

8. All entities who are presently, or on the Closing Date may be, in possession of some or all of the Acquired Assets are hereby directed to surrender possession of the Acquired Assets to the Purchaser on the Closing Date.

9. All persons and entities are prohibited and enjoined from taking any action to adversely affect or interfere with the ability of the Debtors to transfer the Acquired Assets to the Purchaser in accordance with the Acquisition Agreement and this Order; provided, however, that the foregoing restriction shall not prevent any party from appealing this Order in accordance with applicable law or opposing any appeal of this Order.

10. Except as expressly permitted by the Acquisition Agreement or this Order, all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax, and regulatory authorities, lenders, trade creditors, dealers, employees, litigation claimants, and other creditors, holding Encumbrances of any kind or nature whatsoever, including rights, interests or claims based on any successor or transferee liability, against or in a Debtor or the Acquired Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or noncontingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Acquired Assets or the operation of the Acquired Assets or the Debtors’ experience rating before the Closing Date, or the transactions contemplated by the Acquisition Agreement, including the Sale Transaction and the assumption and assignment of the Assigned Contracts, are forever barred, estopped, and permanently enjoined from asserting against the Purchaser, its respective successors and assigns, their respective property and the Acquired Assets, such persons’ or entities’ Encumbrances, including such rights, interests or claims based on any successor or transferee liability.

11. On the Closing Date of the Sale Transaction, each of the Debtors’ creditors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Encumbrances on the Acquired Assets, if any, as such Encumbrances may have been recorded or otherwise exist.

12. To the extent provided by section 525 of the Bankruptcy Code, no governmental unit may deny, revoke, suspend, or refuse to renew any permit, license or similar grant relating to the operation of the Acquired Assets on account of the filing or pendency of the Chapter 11 Cases or the consummation of the transactions contemplated by the Acquisition Agreement, including the Sale Transaction and the assumption and assignment of the Assigned Contracts.

13. Subject to the terms and conditions of this Order, the transfer of the Acquired Assets to the Purchaser pursuant to the Acquisition Agreement constitutes a legal, valid, and effective transfer of the Acquired Assets, and shall vest the Purchaser with all right, title, and interest of the Debtors in and to the Acquired Assets free and clear of all Encumbrances of any kind or nature whatsoever.

No Successor Liability

14. The Purchaser is not a “successor” to the Debtors or their estates by reason of any theory of law or equity, and the Purchaser shall not assume, or be deemed to assume, or in any way be responsible for any liability or obligation of any of the Debtors and/or their estates, other than the Assumed Liabilities, with respect to the Acquired Assets or otherwise, including, but not limited to, under any bulk sales law, doctrine or theory of successor liability, or similar theory or basis of liability. Except to the extent the Purchaser assumes Assumed Liabilities and is ultimately permitted to assume the Assigned Contracts pursuant to the Acquisition Agreement, neither the purchase of the Acquired Assets by the Purchaser nor the fact that the Purchaser is using any of the Acquired Assets previously operated by the Debtors will cause the Purchaser to be deemed a successor in any respect to the Debtors’ businesses or incur any liability derived therefrom within the meaning of any foreign, federal, state or local revenue, pension, ERISA, tax, labor (including any WARN Act), employment, environmental, or other law, rule or regulation (including filing requirements under any such laws, rules or regulations), or under any products liability law or doctrine with respect to the Debtors’ liability under such law, rule or regulation or doctrine.

15. The Purchaser has given substantial consideration under the Acquisition Agreement, which consideration shall constitute valid and valuable consideration for the releases of any potential claims of successor liability of the Purchaser and which shall be deemed to have been given in favor of the Purchaser by all holders of Encumbrances in or against the Debtors, or the Acquired Assets. Upon consummation of the Sale Transaction, the Purchaser shall not be deemed to (a) be the successor to the Debtors, (b) have, de facto or otherwise, merged with or into the Debtors, or (c) be a mere continuation, alter ego or substantial continuation of the Debtors.

16. Except to the extent specifically agreed by the Purchaser in the Acquisition Agreement or this Order, the Purchaser shall not have any liability, responsibility or obligation for any Encumbrances of the Debtors or their estates, including any claims, liabilities or other obligations related to the Acquired Assets prior to Closing Date. Under no circumstances shall the Purchaser be deemed a successor of or to the Debtors for any Encumbrances against, in or to the Debtors or the Acquired Assets. For the purposes of this section of this Order, all references to the Purchaser shall include the Purchaser’s Affiliates, Subsidiaries and shareholders.

Good Faith

17. The transactions contemplated by the Acquisition Agreement are undertaken by the Purchaser in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein by this Order to consummate the Sale Transaction shall not affect the validity of the sale of the Acquired Assets to the Purchaser. The Purchaser is a purchaser in good faith of the Acquired Assets, and is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

18. As a good faith purchaser of the Acquired Assets, the Purchaser has not entered into an agreement with any other potential bidders at the Auction, and has not colluded with any of the other bidders, potential bidders or any other parties interested in the Acquired Assets, and, therefore, neither the Debtors nor any successor in interest to the Debtors’ estates shall be entitled to bring an action against the Purchaser, and the Sale Transaction may not be avoided pursuant to section 363(n) of the Bankruptcy Code.

Assumption and Assignment of Assigned Contracts

19. Pursuant to 11 U.S.C. § 105(a) and 365, and subject to and conditioned upon the closing of the Sale Transaction, the Debtors’ assumption and assignment to the Purchaser, and the Purchaser’s assumption on the terms set forth in the Acquisition Agreement, of the Assigned Contracts is hereby approved, and the requirements of 11 U.S.C. § 365(b)(1) with respect thereto are hereby deemed satisfied.

20. The Debtors are hereby authorized and directed in accordance with 11 U.S.C. § 105(a), 363 and 365 to (a) assume and assign to the Purchaser, effective upon the Closing Date of the Sale Transaction, the Assigned Contracts free and clear of all Encumbrances of any kind or nature whatsoever and (b) execute and deliver to the Purchaser such documents or other instruments as may be necessary to assign and transfer the Assigned Contracts to the Purchaser.

21. The Assigned Contracts shall be transferred to, and remain in full force and effect for the benefit of, the Purchaser in accordance with their respective terms, notwithstanding any provision in any such Assigned Contract (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer and, pursuant to 11 U.S.C. § 365(k), the Debtors shall be relieved from any further liability with respect to the Assigned Contracts after such assignment to and assumption by the Purchaser, except as provided in the Acquisition Agreement.

22. Upon the Debtors’ assignment of the Assigned Contracts under the provisions of this Sale Order, no default shall exist under any Assigned Contract and no counterparty to any such Assigned Contract shall be permitted to declare or enforce a default by the Debtor or the Purchaser thereunder or otherwise take action against the Purchaser as a result of any of the Debtors’ financial condition, change in control, bankruptcy or failure to perform any of its obligations under the relevant Assigned Contract. Any provision in an Assigned Contract that prohibits or conditions the assignment or sublease of such Assigned Contract (including the granting of a lien therein) or allows the counterparty thereto to terminate, recapture, impose any penalty, condition on renewal or extension, or modify any term or condition upon such assignment or sublease, constitutes an unenforceable anti-assignment provision that is void and of no force and effect only in connection with the assumption and assignment of such Assigned Contract to the Purchaser. The failure of the Debtors or the Purchaser to enforce at any time one or more terms or conditions of any Assigned Contract shall not be a waiver of such terms or conditions, or of the Debtors’ and the Purchaser’s rights to enforce every term and condition of the Assigned Contract.

23. All defaults or other obligations of the Debtors under the Assigned Contracts arising or accruing prior to the date of this Order (without giving effect to any acceleration clauses or any default provisions of the kind specified in section 365(b)(2) of the Bankruptcy Code) shall be cured by the Purchaser at the Closing Date or as soon thereafter as reasonably practicable, and the Purchaser shall have no liability or obligation arising or accruing prior to the Closing Date, except as otherwise expressly provided in the Acquisition Agreement.

24. Each non-Debtor party to an Assigned Contract hereby is forever barred, estopped, and permanently enjoined from raising or asserting against the Debtors or the Purchaser, or the property of either of them, any assignment fee, default, breach or claim of pecuniary loss, or condition to assignment, arising under or related to the Assigned Contracts, existing as of the date of the Sale Hearing, or arising by reason of the consummation of transactions contemplated by the Acquisition Agreement, including the Sale Transaction and the assumption and assignment of the Assigned Contracts. Any party that may have had the right to consent to the assignment of an Assigned Contract is deemed to have consented to such assignment for purposes of section 365(e)(2)(A)(ii) of the Bankruptcy Code if such party failed to object to the assumption and assignment of such Assigned Contract.

25. To the extent a counterparty to an Assigned Contract failed to timely object to a Cure Amount, such Cure Amount shall be deemed to be finally determined and any such counterparty shall be prohibited from challenging, objecting to or denying the validity and finality of the Cure Amount at any time, and such Cure Amount, when paid, shall completely revive any Assigned Contract to which it relates.

Additional Provisions

26. The consideration provided by the Purchaser for the Acquired Assets under the Acquisition Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

27. Each and every federal, state, and local governmental agency, court or department is directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Acquisition Agreement. On the Closing Date, the Debtors and the Purchaser are authorized to take such actions as may be necessary to obtain a release of any and all Encumbrances in the Acquired Assets, if any, and to the extent contemplated hereby and by the Acquisition Agreement. This Order (a) shall be effective as a determination that, on the Closing Date all Encumbrances of any kind or nature whatsoever existing as to the Acquired Assets prior to the Closing Date have been unconditionally released, discharged and terminated, and that the conveyances described herein have been effected, and (b) shall be binding upon and shall govern the acts of all entities including all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Acquired Assets. Each and every federal, state and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Acquisition Agreement. The Purchaser and the Debtors shall take such further steps and execute such further documents, assignments, instruments and papers as shall be reasonably requested by the other to implement and effectuate the transactions contemplated in this paragraph. All interests of record as of the date of this Order shall be forthwith deemed removed and stricken as against the Acquired Assets. All entities described in this paragraph are authorized and specifically directed to strike all such recorded liens, claims, rights, interests and encumbrances against the Acquired Assets from their records, official and otherwise.

28. If any person or entity that has filed statements or other documents or agreements evidencing claims, liens, encumbrances, or interests in any of the Acquired Assets does not deliver to the Debtors or the Purchaser prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of liens and easements, and any other documents necessary for the purpose of documenting the release of all interests and other interests that the person or entity has or may assert with respect to any of the Acquired Assets, the Debtors and/or the Purchaser are hereby authorized to execute and file such statements, instruments, releases and other documents on behalf of such persons or entity with respect to any of the Acquired Assets.

29. The Debtors will cooperate with the Purchaser and the Purchaser will cooperate with the Debtors, in each case to ensure that the transaction contemplated in the Acquisition Agreement is consummated, and the Debtors will make such modifications or supplements to any bill of sale or other document executed in connection with the closing to facilitate such consummation as contemplated by the Acquisition Agreement.

30. The Purchaser shall have no liability or responsibility for any liability or other obligation of the Debtors arising under or related to the Acquired Assets other than for the Assumed Liabilities. Without limiting the generality of the foregoing, and except as otherwise specifically provided in the Acquisition Agreement, the Purchaser shall not be liable for any claims against the Debtors or any of their predecessors or affiliates, and the Purchaser shall have no successor or vicarious liabilities of any kind or character whether known or unknown as of the Closing Date, now existing or hereinafter arising, whether fixed or contingent, with respect to the Debtors, the Acquired Assets or any obligations of the Debtors arising prior to the Closing Date, including, but not limited to, liabilities on account of any taxes arising, accruing, or payable under, out of, or in connection with, or in any way relating to the operation of the business or the Debtors’ experience rating prior to the Closing Date.

31. Under no circumstances shall the Purchaser be deemed a successor of or to the Debtors for any Encumbrance against or in the Debtors or the Acquired Assets of any kind or nature whatsoever. The sale, transfer, assignment and delivery of the Acquired Assets and the Assigned Contracts shall not be subject to any Encumbrance, and Encumbrances of any kind or nature whatsoever shall remain with, and continue to be obligations of, the Debtors. All persons holding Encumbrances against, on, or in the Debtors or the Acquired Assets of any kind or nature whatsoever shall be, and hereby are, forever barred, estopped, and permanently enjoined from asserting, prosecuting, or otherwise pursuing such Encumbrances of any kind or nature whatsoever against the Purchaser, its officers, directors, shareholders and professionals, its property, its successors and assigns, or the Acquired Assets with respect to any Encumbrance of any kind or nature whatsoever such person or entity had, has, or may have against or in the Debtors, their estates, officers, directors, shareholders, or the Acquired Assets. Following the Closing Date, no holder of an Encumbrance in the Debtors shall interfere with the Purchaser’s title to or use and enjoyment of the Acquired Assets and the Assigned Contracts based on or related to such Encumbrance, or any actions that the Debtors may take in their Chapter 11 Cases.

32. The terms and provisions of the Acquisition Agreement and this Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors and their respective affiliates, successors and assigns, their estates, and their creditors, the Purchaser, and its respective affiliates, successors and assigns, and any affected third parties including, but not limited to, all persons asserting Encumbrances on the Acquired Assets to be sold to the Purchaser pursuant to the Acquisition Agreement, notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

33. The failure specifically to include any particular provisions of the Acquisition Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Acquisition Agreement be authorized and approved in its entirety.

34. The Acquisition Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto, in a writing signed by both parties, and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment or supplement does not have a material adverse effect on the Debtors’ estates. To the extent that any provision of the Acquisition Agreement conflicts with or is, in any way, inconsistent with any provision of this Order, this Order shall govern and control.

35. Nothing contained in any plan of reorganization or liquidation confirmed in these Chapter 11 Cases or any order of this Court confirming such plans or in any other order in these Chapter 11 Cases, including any order entered after any conversion of these Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, shall alter, conflict with, or derogate from, the provisions of the Acquisition Agreement or the terms of this Order. The provisions of this Order and the Acquisition Agreement and any actions taken pursuant hereto or thereto shall survive entry of any order which may be entered confirming or consummating any plan of reorganization of the Debtors, or which may be entered converting these Chapter 11 Cases from chapter 11 to chapter 7 of the Bankruptcy Code, and the terms and provisions of the Acquisition Agreement as well as the rights and interests granted pursuant to this Order and the Acquisition Agreement shall continue in these Chapter 11 Cases or any superseding case and shall be specifically performable and enforceable against and binding upon the Debtors, their estates and the Purchaser and their respective successors and permitted assigns, including any trustee, responsible officer or other fiduciary hereafter appointed as a legal representative of the Debtors or their estates under chapter 7 or chapter 11 of the Bankruptcy Code.

36. Any and all valid and perfected liens or interests in the Acquired Assets shall attach to any proceeds of the Sale Transaction immediately upon receipt of such proceeds by the Debtors with the same priority, validity, force and effect, if any, which they had immediately prior to entry of this Sale Order, subject to any rights, claims, and defenses of the Debtors, the Debtors’ estates or any trustee or other representative for any Debtor or the Debtors’ estates, as applicable, may possess with respect thereto, in addition to any limitations on the use of such proceeds pursuant to any provision of this Sale Order. Except as required by the Acquisition Agreement, no proceeds subject to an asserted security interest or lien shall be used or disbursed by the Debtors without the express consent of the party or parties asserting a security interest or lien therein or further order of the Bankruptcy Court after notice and a hearing, consistent with the requirements of the Bankruptcy Code.

37. The provisions of this Order are nonseverable and mutually dependent.

38. Compliance with the legal requirements relating to bulk sales and transfers is not necessary or appropriate under the circumstances.

39. The Debtors and each other person having duties or responsibilities under the Acquisition Agreement or this Order, and their respective agents, representatives, and attorneys, are authorized and empowered to carry out all of the provisions of the Acquisition Agreement, to issue, execute, deliver, file and record, as appropriate, the Acquisition Agreement, and any related agreements, and to take any action contemplated by the Acquisition Agreement or this Order, and to issue, execute, deliver, file and record, as appropriate, such other contracts, instruments, releases, deeds, bills of sale, assignments, or other agreements, and to perform such other acts as are consistent with, and necessary or appropriate to, implement, effectuate and consummate the Acquisition Agreement and this Order and the transactions contemplated thereby and hereby, all without further application to, or order of, the Court. Without limiting the generality of the foregoing, this Order shall constitute all approvals and consents, if any, required by applicable business corporation, trust and other laws of applicable governmental units with respect to the implementation and consummation of the Acquisition Agreement and this Order and the transactions contemplated thereby and hereby.

40. Notwithstanding the provisions of Bankruptcy Rule 6004 and Bankruptcy Rule 6006 or any applicable provisions of the Local Rules, this Sale Order shall not be stayed for fourteen (14) days after the entry hereof, but shall be effective and enforceable immediately upon entry, and the fourteen (14) day stay provided in such rules is hereby expressly waived and shall not apply. Any party objecting to this Sale Order must exercise due diligence in filing an appeal and pursuing a stay within the time prescribed by law and prior to the Closing, or risk its appeal will be foreclosed as moot.

41. In the event that the Successful Bidder fails to consummate the Sale Transaction, the Backup Bidder will be deemed to have the new prevailing bid, and the Debtors will be authorized, without further order of this Court, to consummate the Sale Transaction with the Backup Bidder.

42. Consistent with the Bidding Procedures, the Good Faith Deposit of any Qualified Bidder that is neither the Successful Bidder nor the Backup Bidder shall be returned to such Qualified Bidder not later than five (5) business days after the Sale Hearing.

43. The Debtors shall promptly pay (but in any event within two days of Closing) the Breakup Fee and the Expense Reimbursement to the Stalking Horse Purchaser from the first cash proceeds of the Sale Transaction, notwithstanding any terms of the Interim Cash Collateral Order or any cash collateral or debtor-in-possession financing order entered in these Chapter 11 Cases to the contrary.

44. At the Closing Date or as soon thereafter as reasonably practicable, the Purchaser shall remit to Sigma-Tau PharmaSource, Inc. (“Sigma Tau”) $260,862.15 (the “Sigma Tau Payment”) in resolution of the Objection and Reservation of Rights of Sigma-Tau Pharmasource, Inc. With Respect to Debtors’ Notice of Cure Amount on Executory Contract (Docket No. 177). The Debtors and the Purchaser have reserved all rights with respect to whether the Sigma Tau Payment is a Cure Cost, as defined in the Acquisition Agreement.

45. Notwithstanding anything to the contrary contained herein, the Limited Objection and Reservation of Rights of Ace American Insurance Company, et. al., to the Sale Motion (Docket No. 217) (the “ACE Objection”) is continued in its entirety until the next omnibus hearing date and any issues raised in such objection shall not be governed by this Sale Order to the extent so raised, and ACE, the Debtors, and the Purchaser reserve all of their rights with respect to the ACE Objection.

46. This Court shall retain exclusive jurisdiction to enforce and implement the terms and provisions of the Acquisition Agreement, all amendments thereto, any waivers and consents thereunder, and of each of the agreements executed in connections therewith in all respects, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Acquired Assets to the Purchaser free and clear of Encumbrances (other than Permitted Encumbrances), or compel the performance of other obligations owed by the Debtors, (b) compel delivery of the purchase price or performance of other obligations owed to the Debtors, (c) resolve any disputes arising under or related to the Acquisition Agreement, except as otherwise provided therein, (d) interpret, implement, and enforce the provisions of this Order, and (e) protect the Purchaser against (i) claims made related to any of the Excluded Liabilities, (ii) any claims of successor or vicarious liability related to the Acquired Assets or Assigned Contracts, or (iii) any claims of Encumbrances asserted on or in the Debtors or the Acquired Assets, of any kind or nature whatsoever.

Dated:	Wilmington, Delaware
December 13, 2013

/s/ Mary F. Walrath
Honorable Mary F. Walrath
UNITED STATES BANKRUPTCY JUDGE

Exhibit 1

Acquisition Agreement